Exhibit 1

Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: October 10, 2018

SVF INVESTMENTS (UK) LIMITED

By:	/s/ Jonathan Bullock
Name:	Jonathan Bullock
Title:	Director

SVF HOLDINGS (UK) LLP

By:	SOFTBANK VISION FUND L.P., its Managing Member

By:	SB INVESTMENT ADVISERS (UK) LIMITED, its Manager

By:	/s/ Jonathan Bullock
Name:	Jonathan Bullock
Title:	Director

SOFTBANK VISION FUND L.P.

By:	SB INVESTMENT ADVISERS (UK) LIMITED, its Manager

By:	/s/ Jonathan Bullock
Name:	Jonathan Bullock
Title:	Director

SVF GP (JERSEY) LIMITED

By:	/s/ Jonathan Bullock
Name:	Jonathan Bullock
Title:	Director